Cathay General Bancorp Announces Net Income of $28.3 Million, or $0.31 Per Share, For the Fourth Quarter and Net Income of $117.4 Million For the Year Ended December 31, 2012

LOS ANGELES, Jan. 23, 2013 /PRNewswire/ -- Cathay General Bancorp (the "Company"), (NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the fourth quarter and for the year ended December 31, 2012.

FINANCIAL PERFORMANCE

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income	$28.3 million	$27.7 million	$117.4 million	$100.2 million
Net income available to common stockholders	$24.2 million	$23.6 million	$101.0 million	$83.7 million
Basic earnings per common share	$0.31	$0.30	$1.28	$1.06
Diluted earnings per common share	$0.31	$0.30	$1.28	$1.06
Return on average assets	1.06%	1.05%	1.11%	0.94%
Return on average total stockholders' equity	6.97%	7.33%	7.48%	6.78%
Efficiency ratio	53.11%	49.82%	52.37%	50.90%

FULL YEAR HIGHLIGHTS

  Net income increased $17.2 million, or 17.3%, to $117.4 million for the year ended 2012 compared to net income of $100.2 million for the year ended 2011.
  Memorandum of Understanding of Cathay Bank was lifted by the CDFI and FDIC as of November 7, 2012.
  Strong growth in loans – Commercial loans increased $258.8 million, or 13.9%, during 2012, to $2.1 billion at December 31, 2012, compared to $1.9 billion at December 31, 2011.   Residential mortgage loans increased $174.0 million, or 17.9%, to $1.1 billion at December 31, 2012, from $972.3 million at December 31, 2011.
  Decrease in non-performing assets – Non-performing assets decreased $149.7 million, or 49.8%, to $150.9 million at December 31, 2012, from $300.6 million at December 31, 2011.
  Net charge-offs decreased $51.5 million, or 77.9%, to $14.7 million for the year ended 2012 from $66.2 million for the year ended 2011.

"Our loan growth for the fourth quarter was solid at $169.2 million, or a 9% annualized rate and included annualized growth in commercial real estate loans of 7%," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"With the lifting of the Bank MOU, we expect to open a number of branches during the next two years in our existing regions to better serve our customers" said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"We expect to maintain steady loan growth in 2013 and are working diligently to be able to repurchase in installments during 2013 the preferred shares issued under the TARP Capital Purchase Program," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended December 31, 2012, was $24.2 million, an increase of $592,000, or 2.5%, compared to a net income available to common stockholders of $23.6 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended December 31, 2012, was $0.31 compared to $0.30 for the same quarter a year ago due primarily to increases in gains on sale of securities, increases in net interest income, decreases in the provision for credit losses, which were partially offset by increases in costs associated with debt redemption and increases in income tax expense.

Return on average stockholders' equity was 6.97% and return on average assets was 1.06% for the quarter ended December 31, 2012, compared to a return on average stockholders' equity of 7.33% and a return on average assets of 1.05% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $1.8 million, or 2.2%, to $81.1 million during the fourth quarter of 2012 compared to $79.3 million during the same quarter a year ago. The increase was due primarily to the increase in loans and the prepayment and maturity of FHLB advances and securities sold under agreements to repurchase.

The net interest margin, on a fully taxable-equivalent basis, was 3.28% for the fourth quarter of 2012, compared to 3.26% for the third quarter of 2012, and compared to 3.28% for the fourth quarter of 2011. The slight increase in the interest margin from last quarter was due primarily to the increase in loans.

For the fourth quarter of 2012, the yield on average interest-earning assets was 4.25%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.25%, and the cost of interest bearing deposits was 0.65%. In comparison, for the fourth quarter of 2011, the yield on average interest-earning assets was 4.58%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.60%, and the cost of interest bearing deposits was 0.92%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 2 basis points to 3.00% for the quarter ended December 31, 2012, from 2.98% for the same quarter a year ago, primarily for the reasons discussed above.

Provision for credit losses

There was no change in the provision for credit losses for the fourth quarter of 2012 compared to charge of $2.0 million in the fourth quarter of 2011. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at December 31, 2012. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(In thousands)
Charge-offs:
Commercial loans	$ 3,228	$ 530	$ 17,707	$ 11,745
Construction loans- residential	-	2,452	391	20,801
Construction loans- other	-	654	774	16,699
Real estate loans (1)	1,265	3,208	13,616	27,327
Real estate- land loans	177	46	278	1,054
Installment and other loans	-	-	25	-
Total charge-offs	4,670	6,890	32,791	77,626
Recoveries:
Commercial loans	719	206	1,949	1,774
Construction loans- residential	76	141	3,788	3,808
Construction loans- other	452	36	2,365	665
Real estate loans (1)	2,036	1,874	8,820	4,539
Real estate- land loans	24	3	1,202	621
Installment and other loans	-	-	3	-
Total recoveries	3,307	2,260	18,127	11,407
Net charge-offs	$ 1,363	$ 4,630	$ 14,664	$ 66,219

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $12.2 million for the fourth quarter of 2012, an increase of $3.2 million, or 35.8%, compared to $9.0 million for the fourth quarter of 2011. The increase in non-interest income in the fourth quarter of 2012 was primarily due to increases of $3.9 million from gains on sale of securities which were partially offset by an $899,000 decrease in foreign exchange income.

Non-interest expense

Non-interest expense increased $5.5 million, or 12.6%, to $49.5 million in the fourth quarter of 2012 compared to $44.0 million in the same quarter a year ago. The efficiency ratio was 53.11% in the fourth quarter of 2012 compared to 49.82% for the same quarter a year ago.

Prepayment penalties increased $4.2 million to $5.9 million in the fourth quarter of 2012 compared to $1.7 million in the same quarter a year ago. The Company prepaid securities sold under agreements to repurchase of $100.0 million in the fourth quarter of 2012. Salaries and employee benefits increased $1.5 million, or 8.2%, in the fourth quarter of 2012 compared to the same quarter a year ago primarily due the hiring of new employees as well as the addition of temporary employees related to the upcoming core system conversion. Partially offsetting the above increases was an $845,000, or 32.1%, decrease in FDIC and State assessments.

Income taxes

The effective tax rate for the fourth quarter of 2012 was 35.1% compared to 34.3% in the fourth quarter of 2011. The effective tax rate includes the impact of the utilization of low income housing tax credits and the recognition of other tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $7.43 billion at December 31, 2012, an increase of $369.9 million, or 5.2%, from $7.06 billion at December 31, 2011, primarily due to an increase of $258.8 million, or 13.9%, in commercial loans and an increase of $174.0 million, or 17.9%, in residential mortgage loans offset by a decrease of $56.4 million, or 23.8%, in real estate construction loans and a decrease of $20.9 million, or 9.7%, in equity lines. The changes in loan composition from December 31, 2011, are presented below:

Type of Loans:	December 31, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Commercial loans	$ 2,127,107	$ 1,868,275	14
Residential mortgage loans	1,146,230	972,262	18
Commercial mortgage loans	3,768,452	3,748,897	1
Equity lines	193,852	214,707	(10)
Real estate construction loans	180,950	237,372	(24)
Installment & other loans	12,556	17,699	(29)

Gross loans	$ 7,429,147	$ 7,059,212	5

Allowance for loan losses	(183,322)	(206,280)	(11)
Unamortized deferred loan fees	(10,238)	(8,449)	21

Total loans, net	$ 7,235,587	$ 6,844,483	6

Total deposits were $7.4 billion at December 31, 2012, an increase of $154.1 million, or 2.1%, from $7.2 billion at December 31, 2011, primarily due to a $235.3 million, or 24.7%, increase in money market deposits, a $194.7 million, or 18.1%, increase in non-interest bearing demand deposits, a $141.6 million, or 31.4%, increase in NOW deposits, and a $53.8 million, or 12.8%, increase in savings deposits, offset by a $188.8 million, or 22.7%, decrease in time deposits under $100,000 and a $282.5 million, or 8.1%, decrease in time deposits of $100,000 or more. The changes in deposit composition from December 31, 2011, are presented below:

Deposits	December 31, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,269,455	$ 1,074,718	18
NOW deposits	593,133	451,541	31
Money market deposits	1,186,771	951,516	25
Savings deposits	473,805	420,030	13
Time deposits under $100,000	644,191	832,997	(23)
Time deposits of $100,000 or more	3,215,870	3,498,329	(8)
Total deposits	$ 7,383,225	$ 7,229,131	2

ASSET QUALITY REVIEW

At December 31, 2012, total non-accrual portfolio loans, excluding loans held for sale, were $103.9 million, an increase of $9.0 million, or 9.4%, from $94.9 million at September 30, 2012, and a decrease of $97.3 million, or 48.4%, from $201.2 million at December 31, 2011.

The allowance for loan losses was $183.3 million and the allowance for off-balance sheet unfunded credit commitments was $1.4 million at December 31, 2012, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, which is the sum of the allowances for loan losses and for off-balance sheet unfunded credit commitments, was $184.7 million at December 31, 2012, compared to $208.3 million at December 31, 2011, a decrease of $23.6 million, or 11.4%. The allowance for credit losses represented 2.49% of period-end gross loans, excluding loans held for sale, and 176.7% of non-performing portfolio loans at December 31, 2012. The comparable ratios were 2.95% of period-end gross loans, excluding loans held for sale, and 100.2% of non-performing portfolio loans at December 31, 2011. The changes in the Company's non-performing assets and troubled debt restructurings at December 31, 2012, compared to September 30, 2012, and to December 31, 2011, are highlighted below:

(Dollars in thousands)	December 31, 2012	September 30, 2012	% Change	December 31, 2011	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 630	$ -	100	$ 6,726	(91)
Non-accrual loans:
Construction- residential loans	2,984	2,342	27	25,288	(88)
Construction- non-residential loans	33,315	7,080	371	20,724	61
Land loans	6,053	7,204	(16)	10,975	(45)
Commercial real estate loans, excluding land loans	29,651	41,550	(29)	96,809	(69)
Commercial loans	19,958	23,035	(13)	30,661	(35)
Residential mortgage loans	11,941	13,733	(13)	16,740	(29)
Total non-accrual loans:	$ 103,902	$ 94,944	9	$ 201,197	(48)
Total non-performing loans	104,532	94,944	10	207,923	(50)
Other real estate owned	46,384	60,642	(24)	92,713	(50)
Total non-performing assets	$ 150,916	$ 155,586	(3)	$ 300,636	(50)
Accruing troubled debt restructurings (TDRs)	$ 144,695	$ 170,151	(15)	$ 120,016	21
Non-accrual loans held for sale	$ -	$ -	-	$ 760	(100)

Allowance for loan losses	$ 183,322	$ 184,438	(1)	$ 206,280	(11)
Allowance for off-balance sheet credit commitments	1,362	1,610	(15)	2,069	(34)
Allowance for credit losses	$ 184,684	$ 186,048	(1)	$ 208,349	(11)

Total gross loans outstanding, at period-end (1)	$ 7,429,147	$ 7,259,930	2	$ 7,059,212	5

Allowance for loan losses to non-performing loans, at period-end (2)	175.37%	194.26%		99.21%
Allowance for loan losses to gross loans, at period-end (1)	2.47%	2.54%		2.92%
Allowance for credit losses to gross loans, at period-end (1)	2.49%	2.56%		2.95%
(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $144.7 million at December 31, 2012, compared to $120.0 million at December 31, 2011. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers who are experiencing financial difficulties. The concessions may be granted in various forms, including a change in the stated interest rate, a reduction in the loan balance or accrued interest, or an extension of the maturity date that causes a significant delay in payment. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 1.4% at December 31, 2012, compared to 2.8% at December 31, 2011. Total non-performing portfolio assets decreased $149.7 million, or 49.8%, to $150.9 million at December 31, 2012, compared to $300.6 million at December 31, 2011, primarily due to a $97.3 million decrease in non-accrual loans, a $46.3 million decrease in other real estate owned, and a $6.1 million decrease in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

At December 31, 2012, the Company's Tier 1 risk-based capital ratio of 17.36%, total risk-based capital ratio of 19.12%, and Tier 1 leverage capital ratio of 13.82%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2011, the Company's Tier 1 risk-based capital ratio was 15.97%, total risk-based capital ratio was 17.85%, and Tier 1 leverage capital ratio was 12.93%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders for the year ended December 31, 2012, was $101.0 million, an increase of $17.3 million, or 20.6%, compared to net income attributable to common stockholders of $83.7 million for the same period a year ago due primarily to increases in net interest income, decreases in the provision for loan losses, decreases in prepayment penalties on the repayment of FHLB advances and the prepayment of securities sold under an agreement to repurchase, decreases in FDIC and State assessments, and decreases in operation expenses of affordable housing investments, which were partially offset by increases in income tax expenses, increases in litigation accrual expenses, increases in other real estate owned expenses, increases in salaries and incentive compensation expense, and decreases in gains on sale of securities. Diluted earnings per share was $1.28 compared to $1.06 per share for the same period a year ago. The net interest margin for the year ended December 31, 2012, increased 7 basis points to 3.28% compared to 3.21% for the year ended December 31, 2011.

Return on average stockholders' equity was 7.48% and return on average assets was 1.11% for the year ended December 31, 2012, compared to a return on average stockholders' equity of 6.78% and a return on average assets of 0.94% for the year ended December 31, 2011. The efficiency ratio for the year ended December 31, 2012, was 52.37% compared to 50.90% for the year ended December 31, 2011.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its fourth quarter of 2012 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-866-713-8563 and enter Participant Passcode 12690883. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "shall," "should," "will," "predicts," "potential," "continue," "possible," "optimistic," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; adverse results in legal proceedings; current and potential future supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; the effect of repeal of the federal prohibition on payment of interest on demand deposit accounts; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; failures, interruptions, or security breaches of systems or data breaches; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2011 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended December 31,			Year ended December 31,
(Dollars in thousands, except per share data)	2012	2011	% Change	2012	2011	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 81,065	$ 79,317	2	$ 321,253	$ 313,690	2
Provision/(reversal) for credit losses	-	2,000	(100)	(9,000)	27,000	(133)
Net interest income after provision for credit losses	81,065	77,317	5	330,253	286,690	15
Non-interest income	12,202	8,986	36	46,507	50,892	(9)
Non-interest expense	49,532	43,990	13	192,589	185,566	4
Income before income tax expense	43,735	42,313	3	184,171	152,016	21
Income tax expense	15,276	14,459	6	66,128	51,261	29
Net income	28,459	27,854	2	118,043	100,755	17
Net income attributable to noncontrolling interest	153	153	-	605	605	-
Net income attributable to Cathay General Bancorp	$ 28,306	$ 27,701	2	$ 117,438	$ 100,150	17
Dividends on preferred stock	(4,127)	(4,114)	0	(16,488)	(16,437)	0
Net income attributable to common stockholders	$ 24,179	$ 23,587	3	$ 100,950	$ 83,713	21

Net income attributable to common stockholders per common share:
Basic	$ 0.31	$ 0.30	3	$ 1.28	$ 1.06	21
Diluted	$ 0.31	$ 0.30	3	$ 1.28	$ 1.06	21

Cash dividends paid per common share	$ 0.01	$ 0.01	-	$ 0.04	$ 0.04	-

SELECTED RATIOS
Return on average assets	1.06%	1.05%	1	1.11%	0.94%	18
Return on average total stockholders' equity	6.97%	7.33%	(5)	7.48%	6.78%	10
Efficiency ratio	53.11%	49.82%	7	52.37%	50.90%	3
Dividend payout ratio	2.78%	2.84%	(2)	2.68%	3.14%	(15)

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.25%	4.58%	(7)	4.38%	4.63%	(6)
Total interest-bearing liabilities	1.25%	1.60%	(22)	1.39%	1.73%	(20)
Net interest spread	3.00%	2.98%	1	2.99%	2.90%	2
Net interest margin	3.28%	3.28%	-	3.28%	3.21%	2

CAPITAL RATIOS	December 31, 2012	December 31, 2011	September 30, 2012	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	17.36%	15.97%	17.08%	6.0%	4.0%
Total risk-based capital ratio	19.12%	17.85%	18.96%	10.0%	8.0%
Tier 1 leverage capital ratio	13.82%	12.93%	13.57%	5.0%	4.0%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	December 31, 2012	December 31, 2011	% change

Assets
Cash and due from banks	$ 144,909	$ 117,888	23
Short-term investments and interest bearing deposits	411,983	294,956	40
Securities held-to-maturity (market value of $823,906 in 2012 and $1,203,977 in 2011)	773,768	1,153,504	(33)
Securities available-for-sale (amortized cost of $1,290,676 in 2012 and $1,309,521 in 2011)	1,291,480	1,294,478	(0)
Trading securities	4,703	4,542	4
Loans held for sale	-	760	(100)
Loans	7,429,147	7,059,212	5
Less: Allowance for loan losses	(183,322)	(206,280)	(11)
Unamortized deferred loan fees, net	(10,238)	(8,449)	21
Loans, net	7,235,587	6,844,483	6
Federal Home Loan Bank stock	41,272	52,989	(22)
Other real estate owned, net	46,384	92,713	(50)
Affordable housing investments, net	85,037	78,358	9
Premises and equipment, net	102,613	105,961	(3)
Customers' liability on acceptances	41,271	37,300	11
Accrued interest receivable	26,015	32,226	(19)
Goodwill	316,340	316,340	-
Other intangible assets, net	6,132	11,598	(47)
Other assets	166,595	206,768	(19)

Total assets	$ 10,694,089	$ 10,644,864	0

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,269,455	$ 1,074,718	18
Interest-bearing deposits:
NOW deposits	593,133	451,541	31
Money market deposits	1,186,771	951,516	25
Savings deposits	473,805	420,030	13
Time deposits under $100,000	644,191	832,997	(23)
Time deposits of $100,000 or more	3,215,870	3,498,329	(8)
Total deposits	7,383,225	7,229,131	2

Securities sold under agreements to repurchase	1,250,000	1,400,000	(11)
Advances from the Federal Home Loan Bank	146,200	225,000	(35)
Other borrowings from financial institutions	-	880	(100)
Other borrowings for affordable housing investments	18,713	18,920	(1)
Long-term debt	171,136	171,136	-
Acceptances outstanding	41,271	37,300	11
Other liabilities	54,040	46,864	15
Total liabilities	9,064,585	9,129,231	(1)
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, 258,000 issued
and outstanding in 2012 and 2011	254,580	250,992	1
Common stock, $0.01 par value, 100,000,000 shares authorized,
82,985,853 issued and 78,778,288 outstanding at December 31, 2012, and
82,860,122 issued and 78,652,557 outstanding at December 31, 2011	830	829	0
Additional paid-in-capital	768,925	765,641	0
Accumulated other comprehensive income/(loss), net	465	(8,732)	105
Retained earnings	721,993	624,192	16
Treasury stock, at cost (4,207,565 shares at December 31, 2012, and at December 31, 2011)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,621,057	1,507,186	8
Noncontrolling interest	8,447	8,447	-
Total equity	1,629,504	1,515,633	8
Total liabilities and equity	$ 10,694,089	$ 10,644,864	0

Book value per common share	$17.12	$15.75	9
Number of common shares outstanding	78,778,288	78,652,557	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 91,157	$ 91,640	$ 360,643	$ 364,580
Investment securities- taxable	12,349	17,809	62,395	83,083
Investment securities- nontaxable	1,034	1,053	4,161	4,218
Federal Home Loan Bank stock	295	43	485	177
Federal funds sold and securities
purchased under agreements to resell	-	2	18	83
Deposits with banks	446	529	2,042	1,430

Total interest and dividend income	105,281	111,076	429,744	453,571

INTEREST EXPENSE
Time deposits of $100,000 or more	7,289	10,089	33,441	42,204
Other deposits	2,887	4,139	13,932	20,010
Securities sold under agreements to repurchase	12,712	14,830	55,699	60,733
Advances from Federal Home Loan Bank	74	1,441	270	12,033
Long-term debt	1,254	1,260	5,149	4,890
Short-term borrowings	-	-	-	11

Total interest expense	24,216	31,759	108,491	139,881

Net interest income before provision for credit losses	81,065	79,317	321,253	313,690
Provision/(reversal) for credit losses	-	2,000	(9,000)	27,000

Net interest income after provision for credit losses	81,065	77,317	330,253	286,690

NON-INTEREST INCOME
Securities gains, net	4,785	888	18,026	21,131
Letters of credit commissions	1,443	1,531	6,316	5,644
Depository service fees	1,339	1,319	5,453	5,420
Other operating income	4,635	5,248	16,712	18,697

Total non-interest income	12,202	8,986	46,507	50,892

NON-INTEREST EXPENSE
Salaries and employee benefits	19,951	18,438	78,377	71,849
Occupancy expense	3,682	3,516	14,608	14,225
Computer and equipment expense	2,397	2,071	9,591	8,508
Professional services expense	6,544	6,675	21,768	20,209
FDIC and State assessments	1,785	2,630	8,339	12,494
Marketing expense	1,199	755	4,607	3,175
Other real estate owned expense	1,568	1,980	15,116	10,583
Operations of affordable housing investments	1,919	2,098	6,306	8,153
Amortization of core deposit intangibles	1,398	1,457	5,663	5,859
Cost associated with debt redemption	5,920	1,704	12,120	20,231
Other operating expense	3,169	2,666	16,094	10,280

Total non-interest expense	49,532	43,990	192,589	185,566

Income before income tax expense	43,735	42,313	184,171	152,016
Income tax expense	15,276	14,459	66,128	51,261
Net income	28,459	27,854	118,043	100,755
Less: net income attributable to noncontrolling interest	153	153	605	605
Net income attributable to Cathay General Bancorp	28,306	27,701	117,438	100,150

Dividends on preferred stock	(4,127)	(4,114)	(16,488)	(16,437)
Net income attributable to common stockholders	$ 24,179	$ 23,587	$ 100,950	$ 83,713

Net income attributable to common stockholders per common share:
Basic	$ 0.31	$ 0.30	$ 1.28	$ 1.06
Diluted	$ 0.31	$ 0.30	$ 1.28	$ 1.06

Cash dividends paid per common share	$ 0.01	$ 0.01	$ 0.04	$ 0.04
Basic average common shares outstanding	78,757,798	78,647,680	78,719,133	78,633,317
Diluted average common shares outstanding	78,759,222	78,648,591	78,723,297	78,640,652

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	For the three months ended,
(In thousands)	December 31, 2012		December 31, 2011		September 30, 2012

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,318,749	4.96%	$ 7,061,140	5.15%	$ 7,122,569	5.03%
Taxable investment securities	2,005,074	2.45%	2,316,940	3.05%	2,188,205	2.76%
Tax-exempt investment securities (2)	130,927	4.83%	133,856	4.80%	131,024	4.84%
FHLB stock	43,290	2.71%	54,835	0.31%	46,702	0.49%
Federal funds sold and securities purchased
under agreements to resell	-	-	9,130	0.07%	6,413	0.12%
Deposits with banks	405,467	0.44%	90,301	2.32%	394,830	0.47%

Total interest-earning assets	$ 9,903,507	4.25%	$ 9,666,202	4.58%	$ 9,889,743	4.32%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 568,762	0.16%	$ 444,170	0.15%	$ 535,708	0.15%
Money market deposits	1,200,528	0.55%	956,313	0.63%	1,041,986	0.55%
Savings deposits	469,249	0.08%	421,381	0.09%	464,091	0.08%
Time deposits	3,958,704	0.83%	4,312,235	1.15%	4,129,075	0.91%
Total interest-bearing deposits	$ 6,197,243	0.65%	$ 6,134,099	0.92%	$ 6,170,860	0.72%
Securities sold under agreements to repurchase	1,288,587	3.92%	1,407,076	4.18%	1,358,152	4.02%
Other borrowed funds	41,290	0.71%	169,386	3.38%	40,030	0.74%
Long-term debt	171,136	2.92%	171,136	2.92%	171,136	3.00%
Total interest-bearing liabilities	7,698,256	1.25%	7,881,697	1.60%	7,740,178	1.35%

Non-interest-bearing demand deposits	1,236,304		1,052,501		1,209,253

Total deposits and other borrowed funds	$ 8,934,560		$ 8,934,198		$ 8,949,431

Total average assets	$ 10,641,799		$ 10,513,596		$ 10,637,868
Total average equity	$ 1,625,065		$ 1,508,717		$ 1,592,696

	Year ended,
(In thousands)	December 31, 2012		December 31, 2011

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans and leases (1)	$ 7,095,076	5.08%	$ 6,960,536	5.24%
Taxable investment securities	2,216,857	2.81%	2,484,629	3.34%
Tax-exempt investment securities (2)	131,530	4.87%	134,245	4.83%
FHLB stock	47,938	1.01%	58,999	0.30%
Federal funds sold and securities purchased
under agreements to resell	14,986	0.12%	84,493	0.10%
Deposits with banks	367,138	0.56%	113,566	1.26%

Total interest-earning assets	$ 9,873,525	4.38%	$ 9,836,468	4.63%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 516,246	0.15%	$ 426,252	0.18%
Money market deposits	1,059,841	0.56%	979,253	0.75%
Savings deposits	451,022	0.08%	411,953	0.12%
Time deposits	4,197,906	0.96%	4,323,833	1.24%
Total interest-bearing deposits	$ 6,225,015	0.76%	$ 6,141,291	1.01%
Federal funds purchased	-	-	27	1.29%
Securities sold under agreements to repurchase	1,361,475	4.09%	1,448,363	4.19%
Other borrowed funds	37,717	0.72%	318,607	3.78%
Long-term debt	171,136	3.01%	171,136	2.86%
Total interest-bearing liabilities	7,795,343	1.39%	8,079,424	1.73%

Non-interest-bearing demand deposits	1,157,343		996,215

Total deposits and other borrowed funds	$ 8,952,686		$ 9,075,639

Total average assets	$ 10,617,004		$ 10,629,217
Total average equity	$ 1,579,195		$ 1,485,545

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, +1-626-279-3652